EXHIBIT 10-2


                     AMENDMENT AGREEMENT NUMBER ONE
                     TO LOAN AND SECURITY AGREEMENT


      THIS AMENDMENT AGREEMENT NUMBER ONE TO LOAN AND SECURITY
AGREEMENT (this "Amendment"), dated as of April 3, 2003, is entered into between U.S. BANK NATIONAL ASSOCIATION ("Bank") and CALIFORNIA AMPLIFIER, INC., a Delaware corporation ("Borrower"), and amends that certain Loan and Security Agreement, dated as of May 2, 2002, between Bank and Borrower (the "Agreement"). This Amendment is entered into in light of the following facts:

                               RECITALS

      WHEREAS, Borrower has requested that Bank increase the maximum amount of Letter of Credit Usage permitted at any one time from $2,000,000 to $4,000,000 and to include the issuance of bankers acceptances as part of Letter of Credit facility under the Agreement.

      WHEREAS, Bank has agreed to Borrower's requests subject to the terms and conditions contained in this Amendment.

      NOW, THEREFORE, the parties agree as follows:

      1. DEFINITIONS. All terms which are defined in the Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2.  AMENDMENTS.  The Agreement is amended as follows:

2.1  The following definitions are added to Section 1.1:

     "Bankers Acceptance" means the creation of a trade acceptance and/or the discount thereof arising out of the Drafts drawn under the terms of a Letter of Credit.

     "Draft" means a draft, as that term is defined in the Code, issued by the beneficiary of a Letter of Credit.

2.2 The definition of "Letter of Credit Usage" contained in Section 1.1 is deleted in its entirety and is replaced with the following definition:

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding Bankers Acceptances.

2.3 The definition of "Obligations" contained in Section 1.1 is deleted in its entirety and is replaced with the following definition:

     "Obligations" means all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), reimbursement obligations in connection with outstanding Bankers Acceptances, contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Bank Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy
     Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Bank pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Bank Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

2.4 The caption to Section 2.3 is deleted and is replaced with the following:

     2.3  Letters of Credit and Bankers Acceptances.

2.5 The subparts (i) and (ii) of Section 2.3(a) are deleted in their entirety and are replaced with the following:

     (i) the outstanding Letter of Credit Usage would exceed $4,000,000; or

     (ii) the outstanding Advances, plus the outstanding
          Letter of Credit Usage, plus the amount of the reserve, if any, under Section 2.1(b) would exceed the Maximum
          Revolving Amount.

2.6  A new Section 2.3(aa) is added to the Agreement as follows:

     (aa) Subject to the terms and conditions of this Agreement, upon presentation to Bank of a Draft for acceptance by Bank and/or for the discounting thereof, Bank may agree to accept and/or discount the Draft thereby creating a Bankers Acceptance. The creation of Bankers Acceptances is subject to the following provisions:
            (i) Bank shall have no obligation to accept a Draft thereby creating a Bankers Acceptance if any of the following would result:

                 (1)  the outstanding Letter of Credit Usage
                      would exceed $4,000,000; or

                 (2)  the outstanding Advances, plus the
                      outstanding Letter of Credit Usage, plus the amount of the reserve, if any, under Section 2.1(b) would exceed the Maximum Revolving Amount.

            (ii) If Bank agrees to accept a Draft thereby creating a Bankers Acceptance, Bank shall use the acceptance commission as set forth in the current fee schedule issued by Bank's International Banking Department (the fee schedule is changed from time to time) and in the event Bank agrees to discount a Draft, Bank shall use the discount rate as determined by the Bank's Investment Department on the day the Draft is discounted by Bank.

           (iii) No Draft which is the subject of a Bankers Acceptance shall have a tenor longer than sixty (60) days, provided, however, in no case shall a Draft have a maturity date after October 3, 2005. Borrower shall reimburse Bank for the amount of each Draft on the maturity thereof.

            (iv) Subject to the terms and conditions of Section 2.1, Borrower may request an Advance to reimburse Bank for amount owing to Bank under Section 2.3(aa)(iii).

             (v) Borrower hereby agrees to indemnify, save, defend, and hold Bank harmless from any losses, costs, liabilities, expenses, and reasonable attorneys fees incurred by Bank arising out of or in connection with any Bankers Acceptance; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense or liability that is caused solely by the gross negligence or willful misconduct of Bank. Borrower agrees to be bound by Bank's standard regulations and operating procedures in connection with each Bankers Acceptance, unless such liability was caused solely by the gross negligence or willful misconduct of Bank.

            (vi) Immediately upon the termination of this Agreement, Borrower agrees to either (y) provide cash collateral to be held by Bank in an amount equal to 105% of the maximum amount of Bank's obligations under outstanding Bankers Acceptances, or (z) cause the issuance of a letter of credit for the benefit of Bank, in an amount equal to 105% of the maximum amount of Bank's obligations under outstanding Bankers Acceptances, issued by a financial institution acceptable to Bank in its reasonable discretion and containing conditions for making a draw acceptable to Bank in its reasonable discretion. At Bank's discretion, any proceeds of Collateral received by Bank after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.3(aa)(vi).


3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

4. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank's out-of-pocket costs and expenses arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

5. LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Agreement shall remain unchanged and in full force and effect.

6. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


CALIFORNIA AMPLIFIER, INC.,
a Delaware corporation

By:     /s/ Richard K. Vitelle
      --------------------------
Title:   VP Finance & CFO


U.S. BANK NATIONAL ASSOCIATION

By:     /s/ John Stipanov
      --------------------------
Title:     Vice President